Exhibit 99.1

1 | ©2014 Micron Technology, Inc. NAND NAND NAND DRAM DRAM NAND NAND -$6,000 -$4,000 -$2,000 $0 $2,000 $4,000 $6,000 FY 2005 FY 2006 FY 2007 FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 FQ1-FQ3 2014 Millions Operating Cash Flow CapEx (Existing Capacity) CapEx (New Capacity) Free Cash Flow Strong Cash Flow with Flexible Capital Expenditures 1.FQ1-FQ3 2014 Annualized assumes capital expenditures of $3B (midpoint of $2.8-3.2B guidance). 2.Free Cash Flow defined as Operating Cash Flow less Capital Expenditures. 3.Consolidated Micron financial results for FQ1-FQ3 2014 on an annualized basis, excluding annualized impact of net $203M customer prepayment. Annualized calculations may not be indicative of actual performance. 2 Annualized3 July 2014 1

2 | ©2014 Micron Technology, Inc. July 2014 Adjusted EBITDA Reconciliation 1.Consolidated Micron financial results for FQ1-FQ3 2014 on an annualized basis. Because annualized Adjusted EBITDA is based solely on our historical results for the nine months ended May 29, 2014 and does not fully reflect the effect of a number of factors that typically affect our results of operations over a longer twelve-month period, such as seasonality and changes in average selling prices, it is not representative of our results of operations that might be obtained over a full twelve-month period. Annualized Adjusted EBITDA is not intended to be an estimate or forecast of future results and no assurance can be given with respect to our ability to generate comparable levels of Adjusted EBITDA in the year ending August 28, 2014. Amounts in millions FQ1-FQ3 2014 Net Income $ 1,928 Interest expense, net 248 Provision for income taxes 215 Depreciation and amortization of property, equipment and intangibles 1,550 EBITDA 3,941 Income from equity method investees (355) Restructure and asset impairments 18 Loss from asset dispositions or other impairments 11 Loss from changes in currency exchange rates 25 Stock-based compensation 81 Adjustment to gain on Elpida Acquisition 33 Flow-through of Elpida inventory step up 153 Loss on debt restructure 171 Legal settlements 233 Adjusted EBITDA 4,311 x 4 / 3 Annualized Adjusted EBITDA1 $ 5,748